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                                 AMENDED AND RESTATED
                                        BYLAWS
                                          OF
                               PRICE ENTERPRISES, INC.
                        (HEREINAFTER CALLED THE "CORPORATION")

                                      ARTICLE I
                                       OFFICES

    SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be established and maintained in the City of Wilmington, County of New Castle, State of Delaware.

    SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                      ARTICLE II
                                       PURPOSE

    The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Delaware as now or hereafter in force. For purposes of these Amended and Restated Bylaws, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

                                     ARTICLE III
                               MEETINGS OF STOCKHOLDERS

    SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    SECTION 2. ANNUAL MEETINGS. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect Directors in the manner provided in the Certificate of Incorporation and in these Amended and Restated Bylaws, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.


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    SECTION 3.     SPECIAL MEETINGS.  Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes may be called by either (i) the Chairman, (ii) the Vice Chairman, (iii) the President, (iv) any Vice President, (v) the Secretary or
(vi) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing by a majority of the entire Board of Directors, or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

    SECTION 4. QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

    SECTION 5. VOTING. Unless otherwise required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

    SECTION 6. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the


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corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

    SECTION 7. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

    SECTION 8. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article III or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                      ARTICLE IV
                                      DIRECTORS

    SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The Board of Directors shall consist of three or more members, the exact number of which shall be fixed from time to time by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the Annual Meeting in which his term expires and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

    SECTION 2. VACANCIES. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and qualified, or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

    SECTION 3. DUTIES AND POWERS. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Amended and Restated Bylaws directed or required to be exercised or done by the stockholders.


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    SECTION 4.     MEETINGS.  The Board of Directors of the Corporation may
hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the Vice Chairman, the President, or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail, telephone, facsimile or telegram not less than forty-eight (48) hours before the date of the meeting.

    SECTION 5. QUORUM. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws, at all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

    SECTION 6. ACTIONS OF BOARD. Unless otherwise provided by the Certificate of Incorporation or these Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

    SECTION 7. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Certificate of Incorporation or these Amended and Restated Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

    SECTION 8. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee, to the extent allowed by law and provided in these Amended and Restated Bylaws or the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation


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of a dissolution, or amending the Amended and Restated Bylaws of the
Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes and report to the Board of Directors when required.

    SECTION 9. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

    SECTION 10. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. Any such contract or transaction shall be made on commercially reasonable terms substantially equivalent to terms available from third parties in an arm's-length transaction in the competitive marketplace.

    SECTION 11. REIT QUALIFICATION. The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify or continue to be qualified as a REIT and such determination is approved by the affirmative vote of the holders of not less than two-thirds of all votes entitled to be cast on the matter, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VI is no longer required for REIT qualification.


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                                      ARTICLE V
                                       OFFICERS

    SECTION 1. GENERAL. The executive officers of the Corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board of Directors, a President and Chief Executive Officer, a Secretary and a Chief Financial Officer. The Board of Directors, in its discretion, may also choose one or more Executive Vice Presidents (each of whom shall also be an executive officer), a Treasurer (who shall also be an executive officer) and Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Amended and Restated Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, need such officers be directors of the Corporation.

    SECTION 2. ELECTION. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors.
Any vacancy occurring in any office of the Corporation shall be filled by a majority of the entire Board of Directors. The salaries of all executive officers of the Corporation shall be fixed by the Board of Directors.

    SECTION 3. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President.
The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Amended and Restated Bylaws or by the Board of Directors. The Chairman of the Board of Directors may only be appointed or removed by a majority of the entire Board of Directors.

    SECTION 4. VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Vice Chairman of the Board of Directors shall, in the absence or disability of the Chairman of the Board of Directors, preside at meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Amended and Restated Bylaws or by the Board of Directors.

    SECTION 5. PRESIDENT. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders


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and resolutions of the Board of Directors are carried into effect.  He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Amended and Restated Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Amended and Restated Bylaws or by the Board of Directors. The President may only be appointed or removed by a majority of the entire Board of Directors.

    SECTION 6. EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Senior Executive Vice President, and then the Executive Vice President or the Executive Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President (including Senior Executive and Executive Vice Presidents) shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

    SECTION 7. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.


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    SECTION 8.     CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall also serve as the Treasurer unless a Treasurer shall be separately appointed by the Board of Directors and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.

    SECTION 9. ASSISTANT SECRETARIES. Except as may be otherwise provided in these Amended and Restated Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

    SECTION 10. ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

    SECTION 11. OTHER OFFICERS. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                      ARTICLE VI
            RESTRICTIONS ON OWNERSHIP AND TRANSFER TO PRESERVE TAX BENEFIT

    SECTION 1. DEFINITIONS. For the purposes of this Article VI, the following terms shall have the following meanings:

    "Beneficial Ownership" shall mean ownership of Common Shares by a Person who is or would be treated as an owner of such Common Shares either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.


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    "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 3(f) of this Article VI.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

    "Common Shares" shall mean shares of the Corporation's Common Stock.

    "Constructive Ownership" shall mean ownership of Common Shares by a Person who is or would be treated as an owner of such Common Shares either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

    "IRS" means the United States Internal Revenue Service.

    "Market Price" shall mean the last reported sales price reported on The Nasdaq Stock Market's National Market System ("Nasdaq") of the Common Shares on the trading day immediately preceding the relevant date, or if the Common Shares are not then traded on Nasdaq, the last reported sales price of the Common Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Shares may be traded, or if the Common Shares are not then traded over any exchange or quotation system, then the market price of the Common Shares on the relevant date as determined in good faith by the Board of Directors of the Corporation.

    "Ownership Limit" shall mean five percent (5%) (by value or by number of shares, whichever is more restrictive) of the outstanding Common Shares of the Corporation.

    "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of the Common Shares provided that the ownership of Common Shares by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

    "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in a transfer to a Trust, as provided in Section 2(b) of this Article VI, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned Common Shares, if such Transfer had been valid under Section 2(a) of this Article VI.

    "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in a transfer to a Trust, as provided in Section 2(b) of this Article VI, the record holder of the Common Shares if such Transfer had been valid under Section 2(a) of this Article VI.


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    "REIT" shall mean a real estate investment trust under Section 856 through
860 of the Code.

    "Restriction Termination Date" shall mean the day which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

    "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Shares, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Shares or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Common Shares), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive Ownership of Common Shares), and whether by operation of law or otherwise.

    "Trust" shall mean each of the trusts provided for in Section 3 of this
Article VI.

    "Trustee" shall mean the Person unaffiliated with the Corporation, the Purported Beneficial Transferee, and the Purported Record Transferee, that is appointed by the Corporation to serve as trustee of the Trust.

    SECTION 2.     RESTRICTION ON OWNERSHIP AND TRANSFERS.

    (a) From the date of these Amended and Restated Bylaws and prior to the Restriction Termination Date:

         (i) except as provided in Section 9 of this Article VI, no Person shall Beneficially Own Common Shares in excess of the Ownership Limit;

         (ii) except as provided in Section 9 of this Article VI, no Person shall Constructively Own in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Common Shares of the Corporation; and

         (iii) no Person shall Beneficially or Constructively Own Common Shares to the extent that such Beneficial or Constructive Ownership would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or entities) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

    (b) If, at any time prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of Nasdaq) or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Common


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Shares in violation of Section 2(a) of this Article VI, (1) then that number of
Common Shares that otherwise would cause such Person to violate Section 2(a) of this Article VI (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 3 of this Article VI, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such Common Shares or (2) if, for any reason, the transfer to the Trust described in clause
(1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Common Shares in violation of Section 2(a) of this Article VI, then the Transfer of that number of Common Shares that otherwise would cause any Person to violate Section 2(a) shall be void AB INITIO, and the Purported Beneficial Transferee shall have no rights in such Common Shares.

    (c) Notwithstanding any other provisions contained herein, at any time prior to the Restriction Termination Date, any Transfer of Common Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of Nasdaq) that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO, and the intended transferee shall acquire no rights in such Common Shares.

    SECTION 3.     TRANSFERS OF COMMON SHARES IN TRUST.

    (a) Upon any purported Transfer or other event described in Section 2(b) of this Article VI, such Common Shares shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 2(b) of this Article VI. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in
Section 3(f) of this Article VI.

    (b) Common Shares held by the Trustee shall be issued and outstanding Common Shares of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any Common Shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the Common Shares held in the Trust.

    (c) The Trustee shall have all voting rights and rights to dividends with respect to Common Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the Common Shares have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Common Shares. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Common Shares held in the Trust and,


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

subject to Delaware law, effective as of the date the Common Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee prior to the discovery by the Corporation that the Common Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustees shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that the Common Shares have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

    (d) Within 20 days of receiving notice from the Corporation that Common Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Common Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Common Shares will not violate the ownership limitations set forth in Section 2(a) of this Article VI. Upon such sale, the interest of the Charitable Beneficiary in the Common Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 3(d). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the Common Shares in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Common Shares at Market Price, the Market Price of such Common Shares on the day of the event which resulted in the transfer of the Common Shares to the Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Common Shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that such Common Shares have been transferred to the Trustee, such Common Shares are sold by a Purported Record Transferee then (i) such Common Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such Common Shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 3(d), such excess shall be paid to the Trustee upon demand.

    (e) Common Shares transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the Common Shares in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Common Shares at Market Price, the Market Price of such Common Shares on the day of the event which resulted in the transfer of the Common Shares to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the Common Shares held in the Trust pursuant to Section 3(d) of this Article VI. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Common Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Common Shares shall thereupon be paid to the Charitable Beneficiary.

    (f) By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Common Shares held in the Trust would not violate the restrictions set forth in Section 2(a) of this Article VI in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

    SECTION 4. REMEDIES FOR BREACH. If the Board of Directors, or a committee thereof (or other designees if permitted by Delaware law) shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 2 of this Article VI or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Common Shares of the Corporation in violation of Section 2 of this Article VI, the Board of Directors, or a committee thereof (or other designees if permitted by Delaware law) shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem Common Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 2(a) of this Article VI, shall automatically result in the transfer to a Trust as described in Section 2(b) of this Article VI and any Transfer in violation of Section 2(c) of this Article VI shall automatically be void AB INITIO irrespective of any action (or non-action) by the Board of Directors.

    SECTION 5. NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire Common Shares in violation of Section 2 of this Article VI or any Person who is a Purported Transferee such that an automatic transfer to a Trust results under Section 2(b) of this Article VI, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

    SECTION 6. OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of these Amended and Restated Bylaws and prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Common Shares and each Person (including the shareholder of record) who is holding Common Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

    SECTION 7. REMEDIES NOT LIMITED. Nothing contained in this Article VI (but subject to Section 12 of this Article VI and Article IV, Section 11 of these Amended and Restated Bylaws) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a REIT.

    SECTION 8. AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Sections 2 through 9 of this Article VI, including any definition contained in Section 1 of this Article VI, the Board of Directors shall have the power to determine the application of the provisions of Sections 2 through 9 of this Article VI with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 12 of this Article VI). In the event any of Sections 2 through 9 of this Article VI requires an action by the Board of Directors and these Amended and Restated Bylaws fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of such Sections 2 through 9 of this Article VI. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 2(b) of this Article VI) acquired Beneficial or Constructive Ownership of Common Shares in violation of Section 2(a) of this Article VI such remedies (as applicable) shall apply first to the Common Shares which, but for such remedies, would have been actually owned by such Person, and second to Common Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Common Shares based upon the relative number of the Common Shares held by each such Person.

    SECTION 9.     EXCEPTIONS.

    (a) Subject to Section 2(a)(iii) of this Article VI, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning Common Shares in excess of the Ownership Limit if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such Common Shares will violate the Ownership Limit or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code, and agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in Section 2 of this Article VI) or attempted violation will result in such Common Shares being transferred to a Trust in accordance with Section 2(b) of this Article VI.

    (b) Subject to Section 2(a)(iii) of this Article VI, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Common Shares in excess of 9.8% (by value or by number of Common Shares, whichever is more restrictive) of the outstanding Common Shares of the Corporation, if such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Common Shares being transferred to a Trust in accordance with Section 2(b) of this Article VI. Notwithstanding the foregoing, the inability of a Person to make the certification described in this Section 9(b) of this Article VI shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning Common Shares in excess of 9.8% of the outstanding Common Shares if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year, after taking into account the effect of this sentence with respect to all other Common Shares to which this sentence applies.

    (c) Prior to granting any exception pursuant to Section 9(a) or (b) of this Article VI, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

    (d) During the period commencing on the date of these Amended and Restated Bylaws and prior to the Restriction Termination Date, the Board of Directors may from time to time increase or decrease the Ownership Limit provided:

              (i) After giving effect to any such increase, five Beneficial Owners of Common Shares could not (taking into account the Ownership Limit and any exceptions granted to such limit pursuant to this Section 9 of this Article VI) Beneficially Own, in the aggregate, more than 49% of the Common Shares;

              (ii) The Ownership Limit may not be increased to a percentage which is greater than 9.8%; and

              (iii) Any such increase or decrease will not adversely affect the Corporation's ability to qualify as a REIT.

    SECTION 10. SEVERABILITY. If any provision of this Article VI or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

    SECTION 11. NASDAQ. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of Nasdaq.
The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all the provisions and limitations of this
Article VI.

                                     ARTICLE VII
                                        STOCK

    SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    SECTION 2. SIGNATURES. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed (unless otherwise authorized by the Board). When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Amended and Restated Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

    SECTION 5. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 6. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                     ARTICLE VIII
                                       NOTICES

    SECTION 1. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, facsimile or cable, in which event notice shall be deemed given upon receipt.

    SECTION 2. WAIVERS OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business transacted or to be transacted at, nor the purpose of any meeting need be specified in any written waiver of notice thereof.

                                      ARTICLE IX
                                  GENERAL PROVISIONS

    SECTION 1. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

    SECTION 3. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                      ARTICLE X
                                   INDEMNIFICATION

    The power, right and obligation of the Corporation to indemnify any director or officer of the Corporation and employees and agents of the Corporation shall be as set forth in Article EIGHTH of the Certificate of Incorporation. All directors and officers of the Corporation shall be entitled to indemnification as set forth in the Certificate of Incorporation.

                                      ARTICLE XI
                                      AMENDMENTS

    These Amended and Restated Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors.

                                     ARTICLE XII

    To the extent Article II, Section 11 of Article IV, or Article VI (collectively, the "REIT Provisions") conflicts with any provision of these Amended and Restated Bylaws, the REIT Provisions shall control.